UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2009

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2009, Landec Ag, Inc. ("Landec Ag"), a subsidiary of Landec Corporation ("Landec"), entered into a First Amendment to License, Supply and R&D Agreement (the "Amendment") among Landec, Landec Ag and Monsanto Company ("Monsanto"), which amends the License, Supply and R&D Agreement (the "License Agreement") originally entered into by the same parties on December 1, 2006. Under the original License Agreement, at any time during the five year period following the date of the License Agreement, Monsanto had the right to purchase all of Landec Ag’s outstanding shares of capital stock (the "Buy-Out Option") for $8,000,000 (the "Buy-Out Fee"). Pursuant to the Amendment, if the sale of Landec Ag to Monsanto pursuant to the exercise of such Buy-Out Option will be treated as an acquisition of assets for U.S. federal income tax purposes, the Buy-Out Fee shall be increased to $10,000,000.

The foregoing is a summary of the terms of the Amendment and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.26.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.26 - First Amendment to License, Supply and R&D Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

June 1, 2009	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.26	First Amendment to License, Supply and R&D Agreement